Exhibit 23.1



      INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of West Coast Bancorp on Form S-8 of our report dated February 14, 2003, relating to the consolidated financial statements of West Coast Bancorp as of and for the years ended December 31, 2002 and 2001, appearing in the Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2002.



      /s/ Deloitte & Touche LLP

      Portland, Oregon
      April 29, 2003